As filed with the Securities and Exchange Commission on June 25, 2010

Registration No. 333-152016
Registration No. 333-120540
Registration No. 333-91460
Registration No. 333-37668
Registration No. 333-81849
Registration No. 333-69977
Registration No. 333-68775
Registration No. 033-65238
Registration No. 033-64274
Registration No. 333-36569
Registration No. 333-35229
Registration No. 033-81766
Registration No. 033-55784
Registration No. 033-54590

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-152016
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-120540
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-91460
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-37668
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-81849
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-69977
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-68775
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-65238
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-64274
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-36569
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-35229
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-81766
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 033-55784
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-54590

UNDER THE SECURITIES ACT OF 1933

XTO Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2347769
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

810 Houston Street
Fort Worth, Texas 76102
(817) 870-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

XTO Energy Inc. 2004 Stock Incentive Plan, as Amended and Restated as of May 20, 2008
XTO Energy Inc. 2004 Stock Incentive Plan
XTO Energy Inc. Employees’ 401(k) Plan
Cross Timbers Oil Company 1998 Stock Incentive Plan
Cross Timbers Oil Company 1997 Stock Incentive Plan
Cross Timbers Oil Company 1994 Stock Incentive Plan
Cross Timbers Oil Company 1991 Stock Incentive Plan
Cross Timbers Oil Company Employees’ 401(K) Plan
(Full titles of the plans)

Mr. Frank G. McDonald
Senior Vice President and General Counsel
810 Houston Street
Fort Worth, Texas 76102
(817) 870-2800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☒	Accelerated Filer 
Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company 

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements of XTO Energy Inc. (the “Company”) on Form S-8, in each case as amended by any post-effective amendments thereto (collectively, the “Registration Statements”):

•
Registration Statement No. 333-152016, registering 24,187,500 shares of the Company’s common stock, par value $.01 (“Company Common Stock”), under the XTO Energy Inc. 2004 Stock Incentive Plan, as Amended and Restated as of May 20, 2008;

•
Registration Statement No. 333-120540, registering 18,000,000 shares of Company Common Stock and Series A junior participating preferred stock purchase rights under the XTO Energy Inc. 2004 Stock Incentive Plan;

•	Registration Statement No. 333-91460, registering 150,000 Cross Timbers Royalty Trust units under the XTO Energy Inc. Employees’ 401(k) Plan;
•	Registration Statement No. 333-37668, registering 800,000 shares of Company Common Stock and preferred stock purchase rights under the Cross Timbers Oil Company Employees’ 401(K) Plan;
•	Registration Statement No. 333-81849, registering 150,000 Hugoton Royalty Trust units under the Cross Timbers Oil Company Employees’ 401(K) Plan;
•
Registration Statement No. 333-69977, registering 6,000,000 shares of Company Common Stock and Series A junior participating preferred stock preferred share purchase rights under the Cross Timbers Oil Company 1998 Stock Incentive Plan;

•
Registration Statement No. 333-68775, registering 500,000 shares of Company Common Stock and Series A junior participating preferred stock preferred share purchase rights under the Cross Timbers Oil Company Employees’ 401(K) Plan;

•	Registration Statement No. 033-65238, registering 675,000 shares of Company Common Stock under the Cross Timbers Oil Company 1991 Stock Incentive Plan;
•	Registration Statement No. 033-64274, registering 300,000 shares of Company Common Stock under the Cross Timbers Oil Company Employees’ 401(K) Plan;
•	Registration Statement No. 333-36569, registering 1,500,000 shares of Company Common Stock under the Cross Timbers Oil Company 1997 Stock Incentive Plan;
•	Registration Statement No. 333-35229, registering 300,000 shares of Company Common Stock under the Cross Timbers Oil Company 1994 Stock Incentive Plan;
•	Registration Statement No. 033-81766, registering 1,200,000 shares of Company Common Stock under the Cross Timbers Oil Company 1994 Stock Incentive Plan;
•	Registration Statement No. 033-55784, registering 150,000 Cross Timbers Royalty Trust units under the Cross Timbers Oil Company Employees’ 401(K) Plan; and
•	Registration Statement No. 033-54590, registering 150,000 Cross Timbers Royalty Trust units under the Cross Timbers Oil Company Employees’ 401(K) Plan.

On June 25, 2010, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 13, 2009 among the Company, Exxon Mobil Corporation (“ExxonMobil”) and ExxonMobil Investment Corporation, a wholly owned subsidiary of ExxonMobil (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of ExxonMobil.  Under the Merger Agreement, each outstanding share of Company Common Stock (other than those held by the Company as treasury stock or by ExxonMobil) was converted into the right to receive 0.7098 of a share of ExxonMobil common stock.

As a result of the Merger, the Company has terminated any and all offerings of securities pursuant to the Registration Statements.  Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and, in accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on June 25, 2010.

XTO ENERGY INC.

By:	/s/ Jack P. Williams
	Name:	Jack P. Williams
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William M. Colton	Director	June 25, 2010
William M. Colton

/s/ Beverley A. Babcock	Director	June 25, 2010
Beverley A. Babcock

/s/ David Levy	Director	June 25, 2010
David Levy

/s/ Robert N. Schleckser	Director	June 25, 2010
Robert N. Schleckser

/s/ Jack P. Williams	President	June 25, 2010
Jack P. Williams	(Principal Executive Officer)

/s/ Brent W. Clum	Senior Vice President and Treasurer	June 25, 2010
Brent W. Clum	(Principal Financial Officer)

/s/ Bennie G. Kniffen	Senior Vice President and Controller	June 25, 2010
Bennie G. Kniffen	(Principal Accounting Officer)

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